UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 25, 2009
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address of principal executive offices)
Registrant’s telephone number, including area code: (630) 969-4550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 25, 2009, Molex Incorporated (the “Company”) entered into a credit agreement (the “Credit Agreement”) with a group of lenders, including JPMorgan Chase Bank, N.A. as Administrative Agent, with an initial aggregate amount of the lenders’ commitments of $195,000,000. On up to two occasions, the Company may, at its option, seek to increase the total commitments by up to an aggregate amount of $75,000,000 (resulting in maximum total commitments of $270,000,000).
The Credit Agreement permits loans to the Company and, subject to specified criteria, foreign subsidiaries of the Company. The Credit Agreement also permits the issuance of letters of credit on behalf of the Company. The Credit Agreement is unsecured and repayable on maturity in June of 2012.
The obligations of the Company and any subsidiary borrower under the Credit Agreement are guaranteed by substantially all of the Company’s domestic subsidiaries. In addition, the obligations of any subsidiary borrower under the Credit Agreement would be guaranteed by the Company.
Loans under the Credit Agreement bear interest at either LIBOR or a base rate plus, in each case, a spread determined by the Company’s leverage ratio. In addition, the Company is required to pay certain fees under the Credit Agreement, including commitment fees and letter of credit fees.
The Credit Agreement contains customary covenants, including covenants limiting liens, debt, substantial asset sales and mergers. Most of these restrictions are subject to minimum thresholds and exceptions. The Credit Agreement also contains financial covenants that require the Company to:
(i) maintain a ratio of (a) EBITDA minus capital expenditures to (b) total interest expense of not less than 1.50:1.00;
(ii) maintain a ratio of total debt to EBITDA of not more than 2.25:1.00; and
(iii) maintain cash and cash equivalents plus unused commitments under the Credit Agreement of not less than $300,000,000.
In addition, the Credit Agreement has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements.
Cautionary Statement Regarding Forward-Looking Statements:

Forward-looking statements made in this Current Report on Form 8-K, reflect the company’s current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. The company’s performance is also subject to factors identified in the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information described above under Item 1.01 is incorporated herein by reference.
The description herein is qualified in its entirety by the Credit Agreement filed as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit 10.1 Credit Agreement dated as June 24, 2009 among Molex Incorporated, JPMorgan Chase Bank, N.A and the lenders thereto.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Corporate Secretary

DATE: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Credit Agreement dated as June 24, 2009 among Molex Incorporated, JPMorgan Chase Bank, N.A and the lenders thereto.